CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our report dated December 22, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Report to Shareholders of Enterprise Growth Fund, Enterprise Multi-Cap Growth Fund and Enterprise Strategic Allocation Fund which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 19, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading “Other Information—Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

January 14, 2005